Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

International Money Express, Inc. is providing the following unaudited pro forma condensed combined financial information to reflect the financial aspects of the Merger.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2018 combines the unaudited historical consolidated balance sheet of Holdings as of June 30, 2018 with the unaudited historical consolidated balance sheet of FinTech as of June 30, 2018, giving effect to the Merger as if it had been consummated as of that date.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2018 combines the unaudited historical consolidated statement of operations and comprehensive loss of Holdings for the six months ended June 30, 2018 with the unaudited historical consolidated statement of operations of FinTech for the six months ended June 30, 2018, giving effect to the Merger as if it had occurred on January 1, 2017.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 combines the audited historical consolidated statement of operations and comprehensive income of Holdings for the year ended December 31, 2017 with the audited historical consolidated statement of operations of FinTech for the year ended December 31, 2017, giving effect to the Merger as if it had occurred on January 1, 2017.

The historical financial information of Holdings as of and for the six months ended June 30, 2018 were derived from the unaudited financial statements of Holdings which are included elsewhere in this Form 8-K/A. The historical financial information of FinTech as of and for the six months ended June 30, 2018 were derived from the unaudited financial statements of FinTech which are included elsewhere in this Form 8-K/A. The historical financial information for Holdings for the year ended December 31, 2017 were derived by combining the 2017 Successor Period and the 2017 Predecessor Period for the twelve months ended December 31, 2017, included in the proxy statement/prospectus filed with the Securities and Exchange Commission on June 27, 2018 (“Prospectus”). The historical financial information of FinTech was derived from the audited financial statements of FinTech for the year ended December 31, 2017, included in the Prospectus. This information should be read together with Holdings’ and FinTech’s audited and unaudited financial statements and related notes, “Intermex’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “FinTech’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Prospectus and elsewhere in this Form 8-K/A.

Description of the Merger

Pursuant to the Merger Agreement, the aggregate consideration paid in the Merger consisted of an amount in cash equal to $102,000,000, which is referred to as the Cash Merger Consideration, and 17,227,682 shares of our common stock, which is referred to as the Common Stock Merger Consideration. The Cash Merger Consideration and Common Stock Merger Consideration together are referred to as the Merger Consideration.

Accounting for the Merger

The Merger will be accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America, which we refer to as GAAP. Under this method of accounting, FinTech will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Interwire LLC and its designees expecting to control the majority of the relative voting rights of the combined company, Intermex comprising the ongoing operations of the combined company and Intermex’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of Intermex issuing stock for the net assets of FinTech, accompanied by a recapitalization. The net assets of FinTech will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of Intermex.

Basis for Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Merger, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Merger.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Intermex and FinTech have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are 17,227,682 shares of the Company’s common stock issued in the Merger to Interwire LLC, the sole stockholder of Intermex, in exchange for its shares of Intermex common stock.

As a result of the Merger, after 4,938,232 shares were redeemed for cash at a redemption price of $10.086 per share, Interwire LLC and its designees own approximately 48.3% of the common stock outstanding of the combined company, and the other FinTech stockholders own approximately 51.7% of the outstanding common stock of the combined company, based on the number of shares of FinTech common stock outstanding as of June 30, 2018.

The historical financial statements of FinTech and Holdings have been prepared in accordance with GAAP.

PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2018
(UNAUDITED)

	(A) Holdings	(B) FinTech	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash	$61,335,968	$51,659	$176,418,186	(1)
			(24,656,442)	(2)
			(390,000)	(3)
			(49,808,935)	(4)
			(102,000,000)	(5)	$60,950,436
Receivables, net	55,803,921	-	-		55,803,921
Prepaid wires	14,226,586	-	-		14,226,586
Prepaid expenses and other	1,725,205	110,694	-		1,835,899
Total Current Assets	133,091,680	162,353	(437,191)		132,816,842

Cash and marketable securities held in Trust Account	-	176,418,186	(176,418,186)	(1)	-
Property and equipment, net	9,245,656	-	-		9,245,656
Goodwill	36,259,666	-	-		36,259,666
Intangible assets, net	42,503,932	-	-		42,503,932
Deferred tax asset	2,779,388	-	-		2,779,388
Other assets	900,962	-	-		900,962
Total Assets	$224,781,284	$176,580,539	$(176,855,377)		$224,506,446

Liabilities and Stockholders' Equity
Current liabilities:
Wire transfers and money orders payable	$49,879,419	$-	$-		$49,879,419
Accounts payable, accrued expenses and other current liabilities	27,518,844	928,157	(4,193,978)	(2)	24,253,023
Promissory note and advances - related party	-	390,000	(390,000)	(3)	-
Current portion of long-term debt	4,078,627	-	-		4,078,627
Total Current Liabilities	81,476,890	1,318,157	(4,583,978)		78,211,069

Debt	105,400,196	-	-		105,400,196
Deferred underwriting fees	-	9,190,000	(9,190,000)	(2)	-
Deferred legal fees payable	-	25,000	(25,000)	(2)	-
Total Liabilities	186,877,086	10,533,157	(13,798,978)		183,611,265

Commitments and Contingencies
Common stock subject to redemption	-	161,047,380	(161,047,380)	(4)	-

Stockholders’ Equity
Common stock	-	779	1,117	(4)
			1,723	(5)	3,619
Additional paid-in capital	46,790,540	5,268,064	111,237,328	(4)
			(102,270,564)	(5)	61,025,368
Accumulated other comprehensive loss	(17,472)	-	-		(17,472)
Accumulated deficit	(8,868,870)	(268,841)	(11,247,464)	(2)
			268,841	(5)	(20,116,334)
Total Stockholders' Equity	37,904,198	5,000,002	(2,009,019)		40,895,181
Total Liabilities and Stockholders’ Equity	$224,781,284	$176,580,539	$(176,855,377)		$224,506,446

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

(A)	Derived from the unaudited condensed consolidated balance sheet of Holdings as of June 30, 2018.

(B)	Derived from the unaudited condensed consolidated balance sheet of FinTech as of June 30, 2018.

(1)	Represents the release of cash from the investments held in the trust account.

(2)	To reflect the payment of legal, financial advisory and other professional fees related to the Merger.

(3)	To reflect the repayment of advances and notes payable from related parties.

(4)
To reflect (a) the cancellation of 4,938,232 shares of common stock for stockholders who elected cash conversion for cash payment of $49,808,935 and (b) the reclassification of 11,166,506 shares of common stock to permanent equity for those stockholders who did not exercise their redemption rights.

(5)
To reflect the recapitalization of Intermex through the contribution of all the share capital of Intermex to FinTech, the issuance of 17,227,682 shares of FinTech common stock and the elimination of the historical accumulated deficit of FinTech, the accounting acquiree.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2018
(UNAUDITED)

	(A) Holdings	(B) FinTech	Pro Forma Adjustments		Pro Forma Income Statement

Total revenue	$126,335,424	$-	$-		$126,335,424

Operating expenses
Service charges from agents and banks	84,259,931	-	-		84,259,931
Salaries and benefits	13,673,403	-	-		13,673,403
Other selling, general and administrative expenses	8,183,517	1,027,825	(550,219)	(1)	8,661,123
Transaction costs	4,014,311	-	(4,014,311)	(1)	-
Depreciation and amortization	7,607,374	-	-		7,607,374
Total operating expenses	117,738,536	1,027,825	(4,564,530)		114,201,831

Operating income (loss)	8,596,888	(1,027,825)	4,564,530		12,133,593

Other income (expense):
Interest income	-	1,193,551	(1,193,551)	(2)	-
Interest expense	(6,675,933)	-	-		(6,675,933)
Income before income taxes	1,920,955	165,726	3,370,979		5,457,660
Provision for income taxes	616,372	245,412	284,325	(3)	1,146,109
Net income (loss)	$1,304,583	$(79,686)	$3,086,654		$4,311,551

Weighted average shares outstanding, basic and diluted		7,783,163	28,394,188	(4)	36,177,351
Basic and diluted net income (loss) per share		$(0.01)			$0.12

(A)	Derived from the unaudited income statement of Intermex for the six months ended June 30, 2018

(B)	Derived from the unaudited income statement of FinTech II for the six months ended June 30, 2018

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(UNAUDITED)

	(C) Holdings	(D) FinTech	Pro Forma Adjustments		Pro Forma Income Statement

Total revenue	$215,464,474	$-	$-		$215,464,474

Operating expenses
Service charges from agents and banks	144,886,807	-	-		144,886,807
Salaries and benefits	26,410,636	-	-		26,410,636
Other selling, general and administrative expenses	17,616,942	1,131,812	(442,844)	(1)	18,305,910
Transaction costs	12,622,689	-	(2,492,900)	(1)	10,129,789
Depreciation and amortization	17,026,567	-	-		17,026,567
Total operating expenses	218,563,641	1,131,812	(2,935,744)		216,759,709

Operating loss	(3,099,167)	(1,131,812)	2,935,744		(1,295,235)

Other income (expense):
Interest income	-	1,383,186	(1,383,186)	(2)	-
Interest expense	(12,061,678)	-	-		(12,061,678)
(Loss) income before income taxes	(15,160,845)	251,374	1,552,558		(13,356,913)
Provision (benefit) for income taxes	(1,668,971)	436,721	(3,309,100)	(3)	(4,541,350)
Net loss	$(13,491,874)	$(185,347)	$4,861,658		$(8,815,563)

Weighted average shares outstanding, basic and diluted		7,594,116	28,402,156	(4)	35,996,272
Basic and diluted net loss per share		$(0.02)			$(0.24)

Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Operations

(A)	Derived from the unaudited condensed consolidated statements of operations and comprehensive income (loss) of Holdings for the six months ended June 30, 2018.

(B)	Derived from the unaudited condensed consolidated statements of operations of FinTech for the six months ended June 30, 2018.

(C)	Derived from the consolidated statements of operations and comprehensive income (loss) of Holdings for the year ended December 31, 2017.

(D)	Derived from the consolidated statements of operations of FinTech for the year ended December 31, 2017.

(1)
Represents an adjustment to eliminate direct, incremental costs of the Merger which are reflected in the historical financial statements of Holdings and FinTech in the amount of $4,014,311 and $550,219 as of June 30, 2018, respectively, and $2,492,900 and $442,844 as of December 31, 2017, respectively.

(2)	Represents an adjustment to eliminate interest income on marketable securities held in the trust account as of the beginning of the period.

(3)	To record normalized blended statutory income tax expense (benefit) rate of 21.0% as of June 30, 2018 and 34.0% as of December 31, 2017 for pro forma financial presentation purposes.

(4)
Because the Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued relating to the Merger have been outstanding for the entire period presented. The calculation is retroactively adjusted to eliminate the 4,938,232 shares redeemed for the entire period. Weighted average common shares outstanding — basic and diluted are calculated as follows:

	Six Months Ended June 30, 2018	Year Ended December 31, 2017
Weighted average shares calculation, basic and diluted
FinTech weighted average shares outstanding	7,783,163	7,594,116
FinTech shares subject to redemption reclassified to equity	11,166,506	11,174,474
FinTech shares issued in Merger	17,227,682	17,227,682
Weighted average shares outstanding	36,177,351	35,996,272

Percent of shares owned by Intermex holders	48.3%	48.5%
Percent of shares owned by FinTech	51.7%	51.5%

Weighted average shares calculation, basic and diluted
Existing Intermex holders	17,477,682	17,477,682
FinTech holders	18,699,669	18,518,590
Weighted average shares, basic and diluted	36,177,351	35,996,272

The computation of diluted loss per share excludes the effect of warrants to purchase 8,960,000 shares of common stock because the inclusion of any of these would be anti-dilutive.